Exhibit 32.1

CERTIFICATION PURSUANT

Section 1350 Certification

In connection with the annual report of The Dixie Foods International, Inc. (the “Company”) on Form 10-K for the year ended August 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), I, Robert  E. Jordan, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 24, 2014	by:	/s/ Richard Groberg
Richard Groberg, Vice President and CFO
(Principal executive officer and principal accounting officer)